AMENDED AND RESTATED REVOLVING CREDIT,
                        TERM LOAN AND SECURITY AGREEMENT


     THIS AGREEMENT, dated as of the date of acceptance by Lender appearing on the last page hereof, is entered into between Lender and Borrower.

                                   BACKGROUND

     Borrower and Lender are parties to a Revolving Credit, Term Loan and Security Agreement dated as of March 28, 1990 (as same has been amended, modified and supplemented from time to time, the "Original Loan Agreement"), pursuant to which Lender extended certain financial accommodations to Borrower.

     Borrower and Lender wish to amend the Original Loan Agreement to increase the revolving credit line to $7,500,000 and to consolidate and combine the existing term notes and to amend and restate in its entirety (except as otherwise provided herein) the Original Loan Agreement on the terms and conditions hereinafter set forth.

     NOW, THEREFORE, in consideration of the mutual covenants and undertakings herein contained, the parties hereto hereby agree as follows:

                                    ARTICLE A

                            AMENDMENT AND RESTATEMENT

     Section A.01 Existing Obligations. Borrower hereby represents, warrants, acknowledges and confirms that Borrower, as of December 30, 1992, is indebted to Lender for loans, advances and other financial accommodations to it under the Original Loan Agreement in the amount of $7,097,943.74 including all principal, accrued interest and all costs, expenses and other charges now owed by Borrower to Lender, all of which is unconditionally owing by Borrower to Lender, without offset, defense or counterclaim of any kind, nature and description whatsoever.

     Section A.02 Amendment and Restatement. Except as otherwise set forth in this Agreement, as of December 30, 1992, the terms, conditions, covenants, agreements, representations and warranties contained in the Original Loan Agreement shall be replaced and superseded in their entirety by the terms, conditions, covenants, agreements, representations and warranties set forth in this Agreement, and the Original Loan Agreement shall be of no further force or effect; provided, however, that nothing contained in this Agreement shall impair, limit or affect the liens heretofore granted, pledged and/or assigned to Lender as security for Borrower's obligations under the Original Loan Agreement or the Mortgage.

     The parties agree as follows:

     1. DEFINITIONS

     As used in this Agreement, the following terms shall have the following definitions:

     1.1 The term "Accounts" means and includes all presently existing and hereafter arising accounts, contract rights, instruments, documents, chattel paper, and all other forms of obligations owing to Borrower arising out of the sale or lease of goods or the rendition of services by Borrower, whether or not earned by performance, and any and all credit insurance, guaranties and other security therefor, as well as all merchandise returned to or reclaimed by Borrower and all Borrower's Books (except minute books) relating to any of the foregoing.

     1.2 The term "this Agreement" means and includes this Revolving Credit and Security Agreement, any concurrent or subsequent written rider to this Revolving Credit and Security Agreement and any extensions, supplements, amendments or modifications to this Revolving Credit and Security Agreement and/or to any such rider.

     1.3 The term "AIC" means Automotive Investment Corporation, a Delaware corporation.

     1.4 For all purposes and unless specifically stated to the contrary herein, the term "Borrower" means and refers to Quality and US Automotive, either jointly and/or severally, as the case may be, both having their chief executive offices and principal places of business located at Airport Road, Tappahannock, Virginia 22560.

     1.5 The term "Borrower's Books" means and includes all of Borrower's books and records including, but not limited to: minute books, ledgers, records indicating, summarizing or evidencing Borrower's assets, liabilities, the Accounts and all information relating thereto; records indicating, summarizing or evidencing Borrower's business operations or financial condition; and all computer programs, disc or tape files, printouts, runs, and other computer prepared information and the Equipment containing such information.

     1.6 The term "Borrowing Agent" shall mean Quality.

     1.7 The term "Capital Expenditure Loan" shall have the meaning set forth in
Section 2.1(c) of this Agreement.

     1.8 The term "Capital Expenditure Note" shall have the meaning set forth in
Section 2.1(c) of this Agreement.

     1.9 The term "Capital Expenditures" means, for any period, the aggregate of all expenditures (whether paid in cash or accrued as liabilities and including expenditures for capitalized lease obligations) by Borrower during such period that are required by GAAP to be included in or reflected by the property, plant, or equipment or similar fixed asset accounts in the balance sheet of Borrower.

     1.10 The term "CBA" means Calvin B. Andringa.

     1.11 The term "the Code" means the Uniform Commercial Code (or any successor statute) of the State of New York or of any other state the laws of which are required by Section 9-103 of the Code of the State of New York to be applied with respect to the perfection of security interests. Any and all terms used in this Agreement which are defined in the Code shall be construed and defined in accordance with the meaning and definition ascribed to such terms under the Code except to the extent otherwise defined herein.

     1.12 The term "Collateral" means and includes each and all of the following: the Accounts; the Equipment; the General Intangibles; the Real Estate Collateral; the Negotiable Collateral; the Inventory; any money, deposit accounts or other assets of Borrower or any guarantor in which Lender receives a security interest or lien or which hereafter comes into the possession, custody or control of Lender; and the proceeds of any of the foregoing, including, but not limited to, proceeds of insurance covering the Collateral and any and all Accounts, Equipment, General Intangibles, Real Estate Collateral, Negotiable Collateral, Inventory, money, deposit accounts or other tangible and intangible property of Borrower or any guarantor resulting from the sale or other disposition of the Collateral, and the proceeds thereof. It is agreed that the Collateral, whether owned and/or controlled by either Quality or US Automotive, shall act as security for the entire obligation of the Borrower under this Agreement.

     1.13 The term "Collateral Documents" means, at any point in time, the Trademark Assignment, the Mortgage, and all other agreements, documents, guaranties, instruments or assignments then in effect which pertain to the Obligations, the Collateral, or any other aspect of the transactions contemplated by this Agreement.

     1.14 The term "Current Assets" means, at any point in time, cash, marketable securities, receivables, other than receivables from insolvent purchasers, Inventory, prepaid expenses as determined in accordance with GAAP, and notes, loans or other instruments with a maturity date of less than one year.

     1.15 The term "Current Liabilities" means accounts payable as determined in accordance with GAAP, all debts or obligations to banks, creditors, or other persons with a maturity date of less than one year.

     1.16 The term "Current Ratio" means, at any point in time, the proportion represented by the Current Assets divided by the Current Liabilities.

     1.17 The term "Daily Balances" means the amount determined by taking the amount of the Obligations owed at the beginning of a given day, adding any additional Obligations advanced or incurred on such date, and subtracting any Payments or collections which are deemed to be paid in respect of such Obligations on that date under the provisions of this Agreement.

     1.18 The term "Debt Service Coverage Ratio" means with respect to any period, the ratio of (a) net income after taxes for such period (excluding gains or losses on asset sales and excluding Borrower's extraordinary gains or losses), plus depreciation and amortization expenses deducted in determining net income for such period, minus Capital Expenditures for such period not financed, and minus any cash distributions, dividends, or withdrawals to officers, managers, directors, affiliates or stockholders for such periods which were not calculated in determining net income after taxes, to (b) current maturities of long term debt, plus regularly scheduled principal payments and any payments or prepayments of principal on all indebtedness except (i) trade payables not delinquent, (ii) revolving loans paid or scheduled to be paid during such period and (iii) the Mandatory Prepayment.

     1.19 The term "Eligible Accounts" means and includes those Accounts which have been validly assigned to Lender; in which Lender has a valid perfected and enforceable first priority security interest; which strictly comply with all of Borrower's warranties and representations to Lender, and which have been outstanding for ninety (90) days or less after the date of the original statement. However, Eligible Accounts shall not include the following: (a) Accounts with respect to which the account debtor is an officer, employee or agent of Borrower; (b) Accounts with respect to which goods are placed on consignment, guaranteed sale or other terms by reason of which the payment by the account debtor may be conditional; (c) Accounts with respect to which the account debtor is not a resident of the United States; (d) Accounts with respect to which the account debtor is the United States or any department, agency or instrumentality of the United States; (e) Accounts with respect to which the account debtor is any State of the United States or any city, town, municipality or division thereof; (f) Accounts with respect to which the account debtor is a subsidiary of, related to, affiliated or has common officers or directors with Borrower; (g) Accounts with respect to which Borrower is or may become liable to the account debtor for goods sold or services rendered by the account debtor to Borrower; (h) that portion of the Accounts owed by any single account debtor which exceed twenty percent (20%) of all of the Accounts other than Accounts owed by Autozone, Inc. which may not exceed thirty-five (35%) percent of all of the Accounts; or (i) Accounts which Lender deems ineligible pursuant to Section 2.4.

     1.20 The term "Eligible Equipment" means all Equipment purchased by Borrower after April 2, 1992 which Lender in its sole and absolute discretion exercised in good faith, on a case-by-case basis deems eligible for financing under the Capital Expenditure Loan pursuant to Section 2.1(c).

     1.21 The term "Eligible Inventory" means all of Borrower's Inventory which Lender deems eligible as the basis for advances to Borrower under this Agreement. The term "Eligible Raw Inventory" shall include raw materials and other products used by Borrower for Borrower's manufacturing purposes which are in possession of the Borrower and to which title has passed to the Borrower, regardless of the location of such supplies, raw materials and products, and which have not in any way been altered or processed by the Borrower. The term "Eligible Finished Goods Inventory" shall include all Inventory held for sale in the normal course of business which requires no further treatment or processing other than packaging and which is in good and merchantable condition, free of defects.

     The value of all Inventory shall be the lower of fair market value or cost. Eligible Inventory shall not include any Finished Goods Inventory which has been custom made for a purchaser which is more than ninety (90) days in arrears with respect to at least fifty percent (50%) of its Account with the Borrower. Inventory which is in transit to any location of the Borrower may be included in Eligible Inventory if acceptable documents of title are in Lender's possession and Lender has received satisfactory evidence that such Inventory is covered by insurance as required hereby (but unpaid freight, duty and similar charges shall be deducted in determining the value of such Inventory).

     1.22 The term "Environmental Reserve" means a reserve against availability in an amount equal to $100,000 for any liability of Borrower arising out of any clean up or other action necessary to cure any noncompliance by Borrower with any Federal, State or local law relating to occupational safety and health, pollution, natural resources or the environment.

     1.23 The term "Equipment" means all of Borrower's present and hereafter acquired equipment, including without limitation, machinery, motor vehicles, furniture, fixtures, dies and molds, machine and other tools, jigs, motors, parts, office equipment and other tangible personal property of Borrower (except Inventory), and any and all attachments, accessories, accessions, replacements, substitutions, additions and improvements thereto, wherever located.

     1.24 The term "Event of Default" means the occurrence of any one of the events set forth in Section 7 of this Agreement.

     1.25 The term "Expenses" means and includes all: costs or expenses required to be paid by Borrower under this Agreement which are paid or advanced by Lender; taxes and insurance premiums of every nature and kind paid by Lender under this Agreement or arising out of Lender's relationship with Borrower; filing, recording, publication and search fees paid or incurred by Lender in connection with Lender's transactions with Borrower; costs and expenses incurred by Lender in collecting the Accounts (with or without suit), to correct any default or enforce any provision of this Agreement, or in gaining possession of, maintaining, handling, preserving and protecting, storing, shipping, appraising, selling, preparing for sale and/or advertising to sell the Collateral, whether or not a sale is consummated, a field examination fee in an amount equal to $12,000 per annum (including all costs and expenses) payable by Borrower to Lender in quarterly installments of $3,000 on the first day of each January, April, July and October commencing January 1, 1993; costs and expenses incurred by Lender in enforcing or defending this Agreement or any portion hereof and in compromising, pursuing or defending any controversy, action or proceeding which results, directly or indirectly, from Lender's relationship with Borrower or in connection with any exercise by Lender of any of its rights under this Agreement or any of the Collateral Documents, either before or after the Obligations are paid in full and whether or not under the Federal Bankruptcy Code; and reasonable attorneys' fees and expenses incurred by Lender in advising, structuring, drafting, reviewing, amending, terminating, enforcing, defending or concerning this Agreement, or any portion hereof or any agreement related hereto, whether or not suit is brought.

     1.26 The term "Financial Statement" means any financial statement required to be given to Lender pursuant to Section 6.10.

     1.27 The term "First Amendment Closing Date" means June 17, 1991.

     1.28 The term "Fiscal Year" means Borrower's fiscal year for financial accounting purposes. Borrower's current Fiscal Year will end on December 31, 1990.

     1.29 The term "GAAP" means generally accepted accounting principles consistently applied during each interval and from interval to interval.

     1.30 The term "General Intangibles" means and includes all of Borrower's present and future general intangibles and other personal property (including, without limitation, any and all choses or things in action, contract rights, goodwill, customer lists, patents, patent rights, trade names, trade secrets, trademarks, trade styles, copyrights, copyright rights, works which are the subject matter of copyright, copyright, patent and trademark applications and license agreements and rights thereunder and any and all fees, rents, royalties and proceeds therefrom, all extensions, renewals, reissues, divisions, continuations and continuations-in-part of any of the foregoing, and all rights to sue for past, present and future infringement of any of the foregoing, inventions, trade secrets, blueprints, drawings, purchase orders, computer programs, computer discs, computer tapes, literature, reports, catalogs, deposit accounts and tax refunds) other than goods and Accounts, as well as all Borrower's Books relating to or used in connection with any of the foregoing or any other Collateral.

     1.31 The term "Initial Term" shall have the meaning set forth in Section
3.1 of this Agreement.

     1.32 The term "Insolvency Proceeding" means and includes any proceeding commenced by or against Borrower, or any other Person, under any provision of the Federal Bankruptcy Code, as amended, or under any other bankruptcy or insolvency law, including, but not limited to, assignments for the benefit of creditors and formal or informal moratoriums, compositions or extensions with some or all creditors.

     1.33 The term "Interest Coverage Ratio" means, with respect to any period, the ratio of (a) Borrower's net income, after taxes for such period, excluding gains or losses on sales of assets outside the ordinary course of business and excluding Borrower's extra-ordinary gains or losses, plus interest, depreciation and amortization expenses deducted in determining net income for such period, plus management fees and success fees accrued but not paid, plus payments of interest "in kind", minus Capital Expenditures for such period not financed and minus regularly scheduled principal payments and any payments or prepayments of principal on all indebtedness (except (i) trade payable not delinquent (ii) revolving loans and (iii) the Mandatory Prepayment) paid or scheduled to be paid during such period to (b) interest expense on indebtedness deducted in determining net income for such period.

     1.34 The term "Inventory" means and includes all present and future inventory in which Borrower has any interest, including, but not limited to, goods held by Borrower for sale or lease or to be furnished under a contract of service and all of Borrower's present and future raw materials, work in process, finished goods, and packaging, labelling, and shipping materials, wherever located, and any documents of title representing any of the above.

     1.35 The term "Judicial Officer or Assignee" means and includes any trustee, receiver, controller, custodian, assignee for the benefit of creditors or any other Person having powers or duties like or similar to the powers and duties of a trustee, receiver, controller, custodian or assignee for the benefit of creditors.

     1.36 The term "Lender" means and refers to StanChart Business Credit, Inc., a Delaware corporation, with a place of business located at 477 Madison Avenue, New York, New York 10022.

     1.37 The term "Lender's Reference Rate" means the variable rate of interest, per annum, most recently announced by Standard Chartered Bank, at its Corporate Headquarters in New York, New York as the "Standard Chartered Bank Reference Rate"; with the understanding that the "Standard Chartered Bank Reference Rate" is one of Standard Chartered Bank's index rates and merely serves as a basis upon which effective rates of interest are calculated for loans making reference thereto and may not be the lowest or best rate at which Standard Chartered

Bank calculates interest or extends credit.

     1.38 The term "Mandatory Prepayment" means a mandatory payment of $500,000 under the Term Note from Quality to Lender.

     1.39 The term "MC" means Martin Chevalier.

     1.40 The term "Mortgage" means all real property mortgages, leasehold mortgages, assignments of leases, mortgage deeds, deeds of trust, deeds to secure debt, security agreements, and other similar instruments hereafter entered into which provide Lender a lien on or other interest in any portion of the Real Estate Collateral or which relate to any such lien or interest. The term "Mortgaged Premises" shall refer to the real property and improvements owned by Quality in Tappahannock, Virginia.

     1.41 The term "Negotiable Collateral" shall have the meaning set forth in
Section 4.1 of this Agreement.

     1.42 The term "Obligations" means and includes any and all loans, advances, overdrafts, debts, liabilities (including, without limitation, any and all amounts charged to Borrower's account pursuant to any agreement authorizing Lender to charge Borrower's account), obligations, lease payments, guaranties, covenants and duties owing by Borrower to Lender of any kind and description (whether advanced pursuant to or evidenced by this Agreement, any note or other instrument, or any other agreement between Lender and Borrower, and whether or not for the payment of money), whether direct or indirect, absolute or contingent, due or to become due, now existing or hereafter arising, and including, without limitation, (a) any debt, liability or obligation owing from Borrower to others which Lender may have obtained by assignment or otherwise,
(b) all accrued but unpaid interest and all Expenses which Borrower is required to pay or reimburse by this Agreement, by law, or otherwise, and (c) all expenses incurred by the Lender to protect the value of the Collateral and maximize the recovery of the Collateral in the event of a liquidation.

     1.43 The term "Payment Account" means any special bank account (including, without limitation, any blocked account or account associated with a lock box) to which proceeds of Collateral, including, without limitation, payments on Accounts and other payments from sales of Inventory or leases of property, are credited.

     1.44 The term "Pension Plan" means any pension plan as defined in Section 3(2) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA") which is a multiemployer plan or a single employer plan as defined in
Section 4001 of ERISA and subject to Title IV of ERISA and which is: (a) a plan maintained by Borrower, or Subsidiary; (b) a plan to which Borrower or Subsidiary contributes or is required to contribute; (c) a plan to which Borrower or Subsidiary was required to make contributions at any time during the five (5) calendar years preceding the date of this Agreement; or (d) any other plan with respect to which Borrower or Subsidiary has incurred or may incur liability, including contingent liability, under Title IV of ERISA, either to such plan or to the Pension Benefit Guaranty Corporation ("PBGC").

     1.45 The term "Permitted Liens" means: (a) liens for taxes not yet payable or being contested in good faith and by appropriate proceedings diligently pursued, provided that the reserve or other appropriate provision, if any, required by GAAP shall have been made therefor on the applicable Financial Statement and that a stay of enforcement of any such lien is in effect; (b) deposits or pledges to secure the payment of workmen's compensation, unemployment insurance, old age pensions or other social security benefits or obligations; (c) deposits or pledges to secure the performance of bids, tenders, contracts, leases, public or statutory obligations, surety or appeal bonds, or other deposits or pledges for purposes of a like general nature made or given in the ordinary course of business and not in connection with the borrowing of money; (d) liens in favor of Lender; (e) liens on the Real Estate Collateral described on Schedule A to the title insurance commitments described in the definition of "Premises"; and
(f) liens described on Exhibit B.

     1.46 The term "Person" means any individual, firm, partnership, corporation or any other form of public, private or governmental entity or authority.

     1.47 The term "Premises" means the land located in Tappahannock, Virginia, as further described on Schedule A to Commitment for Title Insurance No. 90-30G of Lawyers Title Insurance Company, together with all buildings, improvements, and fixtures thereon and all tenements, hereditaments, and appurtenances belonging or in any way appertaining thereto and which constitutes all of the real property which Borrower uses or occupies or in which Borrower has any interests.

     1.48 The term "Purchase Documentation" means the Stock Purchase Agreement of August 4, 1992 by and among Quality, as purchaser, and Calvin B. Andringa and Patricia P. Andringa, as sellers (the "Sellers") and all other documents, agreements and instruments executed in connection therewith.

     1.49 The term "Pyramid" means Pyramid Ventures, Inc., a Delaware corporation.

     1.50 the term "Quality" means Quality Automotive Company, a Delaware corporation.

     1.51 The term "Rate" shall have the meaning set forth in Section 2.2 of this Agreement.

     1.52 The term "Real Estate Collateral" means all of the present and future interests of Quality as owner, lessee, or otherwise, in the portion of the Premises described in clause (a) of the definition of the Premises, including, without limitation, any interest arising from an option to purchase or lease the Premises or any portion thereof, if any.

     1.53 The term "Restated Note" shall mean that certain Consolidated, Amended and Restated Secured Promissory Term Note dated as of December 30, 1992 in the principal amount of $1,795,243.32 from Quality and US Automotive to Lender.

     1.54 The term "Settlement Agreement" means that certain Settlement Agreement dated June 14, 1991 between Borrower, CBA, MC and Pyramid.

     1.55 The term "Second Amendment" means that certain Second Amendment to

Revolving Credit, Term Loan and Security Agreement dated December 3, 1991 between Borrower and Lender.

     1.56 The term "Second Amendment Closing Date" means December 3, 1991.

     1.57 The term "Subordinated Note" means that certain Subordinated Note dated June 17, 1991 made by Borrower to CBA in the face amount of $600,000.

     1.58 The term "Subsidiary" means any corporation of which more than 50% of the outstanding stock having by its terms the ordinary voting power to elect a majority of the board of directors, managers or trustees of such corporation is at the time, directly or indirectly through one or more intermediaries, owned by Borrower and/or one or more of its Subsidiaries, irrespective of whether or not, at the time, stock of any other class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency. If at any time, and only for so long as, Borrower has no Subsidiaries, provisions of this Agreement which refer to Subsidiaries shall be of no force and effect insofar as they pertain to Subsidiaries although they shall remain in full force and effect as to all other Persons in question.

     1.59 The term "Tangible Leverage" means, at any time, he proportion represented by (x) the amount of Total Liabilities divided by (y) the Tangible Net Worth.

     1.60 The term "Tangible Net Worth" means, at any date, the total of common stock, preferred stock, paid-in-cash capital and retained earnings, as increased by stockholder liabilities subordinated to the Obligations and decreased by the following: goodwill and organization expenses, and all other assets which constitute intangible assets as determined in accordance with GAAP.

     1.61 The term "Term Loan" means the aggregate Term Loan of $3,840,000 made by Lender to the Borrower with an outstanding principal amount of $1,795,243.32 as of December 30, 1992.

     1.62 The term "Term Note(s)" shall mean the Restated Note.

     1.63 The term "Third Amendment Closing Date" means August 4, 1992.

     1.64 The term "Total Liabilities" means, at any date, the aggregate amount of all liabilities of Borrower at that date as determined in accordance with GAAP, plus all indebtedness of other Persons secured by property of Borrower and all reserves and deferred credits, minus liabilities subordinated to the Obligations.

     1.65 The term "Trademark Assignment" means the Collateral Assignment of Trademarks (Security Agreement) dated as of the date of this Agreement between Borrower and Lender, which further evidences Lender's security interests in Borrower's trademarks, trademark applications, and goodwill.

     1.66 The term "Undrawn Availability" shall have the meaning ascribed thereto in Section 6.3 (n)(iv) of the Agreement.

     1.67 The term "US Automotive" means US Automotive Manufacturing, Inc., a Delaware corporation.

     2. LOANS AND TERMS OF PAYMENT

     2.1 (a) Subject to the terms and provisions of this Agreement, including without limitation, that no Event of Default has occurred and all other conditions precedent to lending under Section 5 hereof have been satisfied, upon the request of the Borrowing Agent, made at any time and from time to time during the term hereof, Lender shall make revolving loans to Borrower (hereinafter individually referred to as a "Revolving Loan" and collectively as "Revolving Loans") so long as the aggregate amount of the Revolving Loans outstanding at any time does not exceed the lesser of: (a) $7,500,000 and (b) Revolving Loan Availability. For purposes hereof, "Revolving Loan Availability" shall mean, at any time, the sum of the following:

     (A) eighty-five percent (85%) multiplied by the face amount then outstanding on existing Eligible Accounts at such time; plus

     (B) the lesser of (i) Three Million Five Hundred Thousand Dollars ($3,500,000) and (ii) (x) forty-five percent (45%) of the value of Eligible Raw Materials Inventory at such time plus (y) sixty percent (60%) of the value of Eligible Finished Goods Inventory at such time (Inventory shall be valued at the lower of cost or fair market value, on a FIFO basis, in accordance with Generally Accepted Accounting Principles);

     The amount of Eligible Accounts, Eligible Raw Materials Inventory and Eligible finished Goods Inventory under this Section 2.1 shall be determined after deduction of reserves consistent with the definitions of such terms, and such other reserves, deductions or adjustments deemed necessary by Lender in its reasonable credit judgment to reflect out-of-pocket fees and costs and other items reimbursable to Lender under this Agreement which have been incurred or are anticipated but not yet paid, any breaches of the warranties, representations or covenants of Borrower under this Agreement, or any Events of Default; provided that Lender shall retain all of its other rights and remedies under this Agreement.

     Lender is hereby authorized to make the Revolving Loans provided for in this Agreement based upon telephonic or other instructions received from anyone purporting to be (and which Lender in good faith believes to be) an authorized representative of Borrowing Agent, or at the discretion of StanChart, if such Revolving Loans are necessary to satisfy any Obligation of Borrower to Lender.

     (b) Upon the satisfaction of the conditions set forth in Section 5, Lender shall accept the Restated Note in substitution for the various term notes presently evidencing the Term Loan, a copy of which is attached hereto as Exhibit A-1. Borrower will repay the principal of and accrued interest on the Term Loan as stated in the Term Note.

     (c) (i) Lender shall make Capital

Expenditure Loans ("Capital Expenditure Loans") to Borrower in an aggregate amount not in excess of $500,000.

          (ii) The following are conditions precedent to the making of each and every Capital Expenditure Loan to Borrower:

          (a) No Event of Default shall have occurred and be continuing;

          (b) Borrowing Agent has provided Lender with five (5) business days' prior written notice (the "Cap Ex Notice") of each request for a Capital Expenditure Loan (each such loan, a "Drawdown") The Cap Ex Notice shall describe in detail the Equipment which is the subject of the Drawdown and shall be accompanied by all invoices, bills and all other documentation available to Borrower relating to such Equipment and Lender shall have determined that such Equipment constitutes Eligible Equipment;

          (c) each Drawdown shall be in an increment of at least $100,000 but may not exceed an amount equal to 80% of the invoice price (exclusive of all freight charges, packing costs, servicing fees and all other associated "soft costs") of the Equipment which is the subject of the Drawdown;

          (d) Borrower shall have executed and delivered to Lender the Capital Expenditure Note;

          (e) All Warranties and Representations contained in Section 6 shall be true and accurate on the date of and after giving effect to each Drawdown;

          (f) Lender shall have obtained a first priority security interest in all Eligible Equipment; and

          (g) Lender shall have received all third party waivers and consents which it reasonably requires in connection with financing any Eligible Equipment.

          (iii) The Capital Expenditure Loan shall be evidenced by the Capital Expenditure Note ("Capital Expenditure Note"), a copy of which is attached hereto as Exhibit A-2. Each Drawdown shall be repayable by Borrower monthly on the first day of each month commencing with the first day of the first month following the day of such Drawdown in equal installments of one twenty-fourth (1/24) of the amount of each such Drawdown. The outstanding principal amount of all Drawdowns under the Capital Expenditure Loan shall be due and payable on the earlier to occur of (a) March 28, 1995 or (b) upon such earlier date of termination of this Agreement.

     2.2 Except as provided below, all Obligations owed by Borrower to Lender (except those Obligations evidenced by any note, by a rider to this Agreement, or by any other agreement, any of which specifically provides for a rate of interest different from that provided for herein) shall bear interest, on the Daily Balance owing, at a rate per annum (the "Rate") of one and one-half (1-1/2%) percentage points above the Lender's Reference Rate.

     All Obligations owed by Borrower to Lender shall bear interest, from and after the occurrence of an Event of Default under this Agreement and without constituting a waiver of any such Event of Default, on the Daily Balance owing, at a rate per annum of one (1%) percentage point above the Rate (the "Default Rate"). All interest chargeable under this Agreement shall be computed on the basis of a 360 day year for actual days elapsed.

     The Lender's Reference Rate as of the date of this Agreement is six percent (6%) per annum and accordingly the Rate in effect as of the date of this Agreement, computed in the manner provided for herein and expressed in simple interest terms, is seven and one-half percent (7-1/2%) per annum. In the event that the Lender's Reference Rate is, from time to time hereafter, changed, adjustment in the Rate shall be made on the effective date of such change in the Lender's Reference Rate. The Rate, as adjusted, shall apply to all Obligations owed on the date on which the adjustment is made and shall also apply to all Obligations owed during the succeeding months until the Lender's Reference Rate is adjusted again. If the interest collected should exceed the maximum amount permitted by applicable law, such excess shall be deemed received on account of, and shall automatically be applied to reduce, the principal balance of the Obligations in the following order: first, the Obligations other than the advances; and second, the advances. All interest payable by Borrower pursuant to this Section 2.2 shall be due and payable on the last business day of each calendar month during the term of this Agreement and Lender may, at its option, charge such interest to Borrower's account with Lender as an advance.

     In addition, on each of March 31, 1993 and March 31, 1994, Borrower shall pay to Lender a facility fee of one-half (1/2%) percent of the sum of (i) the amount of the total facility described in Section 2.1(a) and 2.1(b) hereof and
(ii) the outstanding balance due and owing to Lender under the Term Loan on such date.

     Borrower shall pay to Lender on each of September 25, 1993 and September 25, 1994, an Administrative Fee in the amount of $25,000 per annum.

     2.3 Lender or Lender's designee may, at any time: notify customers or account debtors of Borrower that the Accounts have been assigned to Lender and that Lender has a security interest therein; collect Accounts directly, and charge the collection costs and expenses to Borrower's account; but, unless and until Lender does so or gives Borrower other written instructions, Borrower shall collect all Accounts for Lender, receive in trust all payments thereon as Lender's trustee, and immediately deliver such payments to Lender or deposit them to a Payment Account, as Lender directs, in their original form as received from the account debtor. The receipt of any check or other item of payment by Lender or the depositing thereof to a Payment Account shall not be considered a payment on account until such check or other item of payment is honored when presented for payment, in which event, said check or other item of payment shall be deemed to have been paid to Lender two (2) calendar days after the date Lender actually receives possession of such check or other item of payment or the date any such check or other item is deposited to a Payment Account.

     2.4 If more than fifty percent (50%) of the aggregate amount of any Accounts of an account debtor are not paid within the applicable time periods referred to in
Section 1.12, or if an account debtor disputes liability or makes any claim with respect thereto to more than fifty percent (50%) of the aggregate amount of any such Accounts, or if any Insolvency Proceeding is filed by or against an account debtor, or if an account debtor becomes insolvent, fails or goes out of business, then Lender may deem ineligible any and all Accounts owing by that account debtor. Lender shall retain its security interest in all Accounts, eligible and ineligible, until all Obligations have been fully repaid. Returns and Allowances, if any, as between Borrower and its customers, will be on the same basis and in accordance with the usual customary practices of Borrower, as they exist at this time. Borrower shall promptly notify Lender of all returns and recoveries and promptly notify Lender of all disputes and claims. Whenever an Event of Default exists hereunder, no discount (other than customary discounts for prompt payment that are reflected on the applicable original invoice), credit or allowance shall be granted by Borrower to any account debtor and no return of merchandise shall be accepted by Borrower without Lender's consent. Lender may, whenever an Event of Default exists, settle or adjust disputes and claims directly with account debtors of Borrower for amounts and upon terms which Lender considers advisable, and in such cases, Lender will credit the account of Borrower with only the net amounts received by Lender in payment of such disputed Accounts, after deducting all Expenses incurred or expended in connection therewith.

     2.5 Lender shall render monthly statements of the Obligations, including statements of all principal, interest, and Expenses owing, and such statements shall be conclusively presumed to be correct and accurate and constitute an account stated between Borrower and Lender unless, within thirty (30) days after receipt thereof by Borrower, Borrower shall deliver to Lender, by registered or certified mail, at Lender's place of business indicated in Section 1.25 hereinabove, written objection thereto specifying the error or errors, if any, contained in any such statement. If a timely written objection is given, only the items to which objection is expressly made will be considered disputed by Borrower.

     3. TERM

     3.1 The term of this Agreement, as amended, shall expire on March 31, 1995 (the "Term"). Thereafter the term of this Agreement shall be automatically renewed for successive periods of one year, unless terminated by either Lender or Borrower prior to its renewal. Notice of such termination shall be effectuated by the mailing of a registered or certified letter of notice not less than sixty (60) days prior to the effective date of such termination (which date may only be the end of the Initial Term or the end of any renewal term), addressed to the other party at its address set forth herein. Notwithstanding the foregoing, upon the occurrence of an Event of Default, Lender may terminate this Agreement without notice.

     On the date of termination for any reason, all Obligations owed by Borrower to Lender shall become immediately due and payable without notice or demand and shall be repaid to Lender in cash or by a wire transfer of immediately available funds. Notwithstanding termination, until all Obligations have been fully and irrevocably repaid, Lender shall retain its security interest in all existing Collateral and Collateral arising thereafter, and Borrower shall continue to assign all Accounts to Lender and shall continue to immediately turn over to Lender, in kind, all collections received respecting the Accounts.

     3.2 Notwithstanding Section 3.1, Borrower may (a) at any time after execution of this Agreement, on five (5) business days written notice prior to the end of any month, prepay and terminate this Agreement by paying to Lender, in cash or by a wire transfer of immediately available funds, all of the Obligations owed by Borrower to Lender, together with a prepayment fee equal to:

     Period of Prepayment During            Percentage of Total Facility
     ---------------------------            ----------------------------

    August 4, 1992 - March 31, 1993                    2%

    April 1, 1993 - March 31, 1994                     1%

    April 1, 1994 - March 31, 1995                     0%

Notwithstanding the foregoing, in the event Borrower prepays the Restated Note in whole or in part prior to expiration of the Term but not in conjunction with any permanent reduction in the facilities described in Sections 2.1(a) and 2.1(b) hereof, no prepayment fee with respect to any such prepayment of the Restated Note shall be payable to Lender hereunder.

     (b) shall on the Second Amendment Closing Date by cash or wire transfer of immediately available funds, make the Mandatory Prepayment.

     3.3 After termination and when Lender has received payment in full of all Obligations, Lender shall execute appropriate terminations of all security agreements and security interests given by Borrower to Lender, upon the execution and delivery of appropriate mutual releases.

     4. CREATION OF SECURITY INTEREST.

     4.1 Borrower hereby acknowledges and confirms that the Lender has and shall continue to have a lien and security interest in all Collateral heretofore granted by Borrower pursuant to the Original Loan Agreement and the Mortgage and to the extent not otherwise granted thereunder, the Borrower, as collateral security for the prompt and due payment and performance of the Obligations, hereby assigns to the Lender and grants to the Lender a continuing lien on and security interest in all of the property and any interests therein in which the Borrower now has or may hereafter acquire any interest, whether real or personal, tangible or intangible, now owned or existing or hereafter arising. The liens and security interests of Lender in the Collateral shall be deemed to be continuously perfected from the earliest date of the granting of such liens and security interests, whether hereunder or under the Mortgage. Lender shall have all of the rights of a secured party under the Code and any other applicable law with respect to the Collateral. In the event that any Collateral, including proceeds, is evidenced by or consists of a letter of credit, advice of credit, instrument, money, negotiable documents, chattel paper, or similar property (collectively, "Negotiable Collateral"), Borrower shall, immediately upon receipt thereof, endorse and assign such Negotiable Collateral over to Lender and deliver actual physical possession of the Negotiable Collateral to Lender.

     4.2 On a daily basis, Borrower shall provide Lender with schedules describing all Accounts created or acquired by Borrower and shall execute and deliver written assignments of such Accounts to Lender, whether or not Lender makes advances against such Accounts;

provided, however, that Borrower's failure to execute and deliver such schedules and/or assignments shall not affect or limit Lender's security interest and other rights in and to the Accounts. Together with each schedule, Borrower shall, if requested by Lender, furnish Lender with copies of Borrower's sales journals or invoices, customers' purchase orders, or the equivalent, credit memos for returns and allowances, and original shipping or delivery receipts for all merchandise sold, and Borrower warrants the genuineness thereof. Borrower shall provide Lender with an aging of Accounts, in such detail as Lender requests, on a monthly basis and at such other times as Lender requests.

     4.3 Upon Lender's request, Borrower will: store the Inventory in a warehouse in Lender's name, if an Event of Default exists; deliver to Lender documents of title representing the Inventory; or evidence Lender's security interests and liens in some other manner acceptable to Lender. Until the occurrence of an Event of Default by Borrower under this Agreement or a default under any other agreement between Borrower and Lender, Borrower may, subject to the provisions hereof and consistent herewith, sell the Inventory, but only in the ordinary course of Borrower's business. A sale of Inventory in Borrower's ordinary course of business does not include an exchange or a transfer in partial or total satisfaction of a debt owing by Borrower, nor does it include an exchange for less than a present fair consideration.

     4.4 Borrower shall keep and maintain all of its Equipment in good operating condition and repair and make all necessary replacements thereto so that the value and operating efficiency thereof shall at all times be maintained and preserved. Borrower shall not permit any items of Equipment to become a fixture to real estate or accession to other property and all Equipment shall at all times remain and be personal property.

     4.5 Borrower shall execute and deliver to Lender, concurrent with Borrower's execution of this Agreement, and at any time or times hereafter at the request of Lender, all financing statements, continuation statements, fixture filings, security agreements, chattel mortgages, mortgages, assignments, certificates of title and endorsements thereof or application therefor, affidavits, reports, notices, schedules of accounts, letters of authority and all other documents that Lender may reasonably request, in form satisfactory to Lender, to perfect and maintain perfected Lender's security interests in and liens on the Collateral and in order to consummate fully all of the transactions contemplated under this Agreement. Borrower hereby irrevocably makes, constitutes and appoints Lender (and any of Lender's officers, employees or agents designated by Lender) as Borrower's true and lawful attorney with power to sign the name of Borrower on any of the above-described documents or on any other similar documents which need to be executed, recorded, and/or filed in order to perfect or continue perfected Lender's security interests in and liens on the Collateral.

     Lender (through any of its officers, employees or agents) shall have the right, at any time or times hereafter, during Borrower's usual business hours, or during the usual business hours of any third party having control over the records of Borrower, to inspect and verify Borrower's Books in order to verify the amount or condition of, or any other matter relating to, the Collateral and Borrower's financial condition. In addition, Borrower hereby appoints Lender (and any of Lender's officers, employees, or agents designated by Lender) as Borrower's attorneys, with power: to endorse Borrower's name on any checks, notes, acceptances, money orders, drafts or other forms of payment or security that may come into Lender's possession; sign Borrower's name on any invoice or bill of lading relating to any Accounts, on drafts against account debtors, on schedules and assignments of Accounts, on verifications of Accounts and on notices to account debtors; to notify the post office authorities to change the address for delivery of Borrower's mail to an address designated by Lender, to receive and open all mail addressed to Borrower, and to retain all mail relating to the Collateral and forward all other mail to Borrower; and to send, whether in writing or by telephone, requests for verification of Accounts and to do all things necessary to carry out this Agreement. Borrower ratifies and approves all acts of the attorney and neither Lender nor its attorney will be liable for any acts or omissions or for any error of judgment or mistake of fact or law made in good faith. The appointment of Lender as Borrower's attorney, and each and every one of Lender's rights and powers, being coupled with an interest, are irrevocable so long as any Accounts in which Lender has a security interest remain unpaid and until all of the Obligations have been fully repaid.

     5. CONDITIONS PRECEDENT

     As conditions precedent to the making of the loans and the extension of the financial accommodations hereunder, and if same are applicable to Borrower, the following requirements shall have been satisfied:

          (a) Borrower shall have executed, or caused to be executed, and delivered to Lender, in form and substance satisfactory to Lender and its counsel, the following:

               (i) Financing statements (Form UCC-l) in form satisfactory for filing and recording with the appropriate governmental authorities;

               (ii) Certified extracts from the minutes of the meeting of Borrower's board of directors, authorizing the borrowings and the granting of the security interests, mortgages and liens provided for herein and authorizing specific officers to execute and deliver the agreements provided for herein;

               (iii) Certificates of corporate and tax good standing showing that Borrower is duly incorporated and existing and in good standing under the laws of the state of its incorporation, and certificates indicating that Borrower has qualified to transact business and is in good standing in each other state in which it conducts business;

               (iv) The Trademark Assignment in form satisfactory for filing with the United States Patent and Trademark Office;

               (v) A bailee letter to each warehouse, processor, or other Person other than Borrower who is or may be in possession of any Collateral in accordance with Section 6.2(e);

               (vi) A landlord's agreement with the lessor of any portions of the Premises leased by Borrower and at which any Collateral is or may be located, and a mortgagee's agreement with each holder of a mortgage on such portions of the Premises;

               (vii) Certificates of insurance for all policies of insurance required by Section 6.8 and endorsements for all such policies in the form required by Section 6.8;

               (viii) UCC-3 Continuation/Assignment Statements and other instruments, in form satisfactory for filing and recording, terminating all security interests and liens held by Citicorp in or on Borrower's property;

               (ix) UCC searches, tax lien and litigation searches, fictitious business statement filings, notices, legal opinions, appraisals, certificates of its officers, directors and stockholders and all other documents which Lender may require, and in such form as Lender may require, in order to reflect, perfect, or protect Lender's first priority security interests in and liens on the Collateral and in order to fully consummate all of the transactions contemplated under this Agreement;

     (b) Borrower's counsel shall execute a legal opinion in form satisfactory to Lender's counsel that Borrower is a validly existing corporation under the laws of the state of its incorporation, is duly authorized to do business in all states where Borrower is doing business, is duly authorized to enter into this Agreement and to execute all related documents and that Lender shall have a valid perfected lien on all Collateral, except as is otherwise disclosed. The officers and directors of Borrower shall represent and warrant that there is no litigation or other conditions of which they have knowledge which may in any way impair the value of the Collateral to the Lender, except as disclosed therein; and

     (c) All documents, instruments, certificates, corporate proceedings and all legal matters in connection with the transactions contemplated by this Agreement shall be satisfactory to Lender and its counsel.


     6. WARRANTIES, REPRESENTATIONS AND COVENANTS

     6.1 Borrower warrants, represents, covenants and agrees that:

          (a) Borrower has good and marketable title to the Collateral; the Accounts are and will, at all times pertinent hereto, be bona fide existing obligations created by the sale and delivery of merchandise or the rendition of services to account debtors in the ordinary course of business, free of liens, claims, encumbrances and security interests (except Permitted Liens) and unconditionally owed to Borrower without defenses, disputes, offsets, counterclaims, or rights of return or cancellation, and Borrower shall have received no notice of actual or imminent bankruptcy or insolvency of any account debtor at the time an Account due from such account debtor is assigned to Lender.

          (b) At the time each Eligible Account is assigned to Lender, all services to have been rendered in connection with such Account and all property giving rise to such Account shall have been rendered or delivered to the account debtor or to the agent of the account debtor for immediate shipment to, and unconditional acceptance by, the account debtor. Borrower shall deliver to Lender, Lender may from time to time require, delivery receipts, customer's purchase orders, shipping instructions, bills of lading and, any other evidence of shipping arrangements. Absent such a request by Lender, copies of all such documentation shall be held by Borrower as custodian for Lender.

          (c) At the time each Eligible Account is assigned to Lender, all such

     Eligible Accounts will be due and payable in accordance with the terms set forth in Section 1.12 of this Agreement, or on such other terms approved in writing by Lender in advance of the creation of such Accounts, and such terms shall be expressly set forth on the face of all invoices. No account will be past due at the time it is assigned to Lender.

     6.2 Borrower covenants and agrees that it shall keep the Inventory only at the Premises, except for Inventory in transit to or from the Premises. In addition, Borrower covenants and agrees that:

          (a) All Inventory is now and at all times hereafter shall be of good and merchantable quality, free from defects, except for Inventory that Borrower rejects and is returning to the supplier thereof.

          (b) On a monthly basis and at such other times as Lender requests, Borrower shall execute and deliver to Lender designations of Inventory specifying Borrower's cost and the market value of Borrower's raw materials, work in process, and finished goods, and further specifying any other category which Lender may request, as well as such other matters and information relating to the Inventory as Lender may request. At least annually, and at such other times as Lender requests because its field audit, investigation, or other due diligence has produced reasonable evidence of a significant question about Inventory reporting, Borrower shall conduct a physical count of the Inventory, at which Lender may be present, and shall provide promptly to Lender a written report of such count.

          (c) All of the Inventory is and shall remain free from all liens, claims, encumbrances, and security interests (except Permitted Liens).

          (d) Borrower now keeps and hereafter at all times shall keep correct and accurate records itemizing and describing the kind, type, quality and quantity of the Inventory, and its cost therefor, all of which records shall be available upon demand to any of Lender's officers, agents and employees for inspection and copying.

          (e) The Inventory is not now and shall not at any time or times hereafter be stored with a bailee, warehouseman, processor, or similar party without Lender's prior written consent, and, in such event and prior to any such storage, Borrower will: (i) notify such bailee, warehouseman, processor, or similar party of Lender's security interest in such Inventory and instruct such Person to hold all such Inventory for Lender's account subject to Lender's instructions; and (ii) cause any such bailee, warehouseman, processor, or similar party to issue and deliver to Lender, in a form acceptable to Lender, warehouse receipts in Lender's name evidencing the storage of the Inventory.

          (f) Lender shall have the right, during Borrower's usual business hours, to inspect and examine the Inventory and to check and test the same as to quality, quantity, value and condition.

          (g) Borrower has good and indefeasible title to all of its Equipment, except Equipment leased as shown on Exhibit C.

          (h) All Equipment is and will be free and clear of all liens, claims, encumbrances, and security interests (except Permitted Liens).

          (i) The Equipment shall be kept only at the Premises (except for vehicles and other mobile Equipment which need not be at such location when in use, and except for products molds used by manufacturers of Borrower's Inventory, but only if Borrower has given Lender prior written notice of such manufacturer's name and location), and Lender shall have the right upon demand, now and at all times hereafter, during Borrower's usual business hours, to inspect and examine the Equipment.

          (j) If at any time any Collateral is located at any premises leased or subleased by Borrower, or if the owner or lessor or sublessor of such premises, or any Person through whom any sublessor derives its rights thereto, shall change, then Borrower shall obtain written agreements from such Persons and any holders of mortgages on such premises, in form and substance satisfactory to Lender, waiving all present and future liens which such Persons may be entitled to assert against the Collateral, granting to Lender the right to cure any default or condition which may affect the Collateral or Borrower's right to occupy such premises, and containing such other terms as Lender reasonably requests.

          (k) All General Intangibles, Negotiable Collateral, and other Collateral in addition to the Accounts, Inventory, and Equipment is and will be free and clear of all liens, claims, encumbrances, and security interests (except Permitted Liens).

          (l) Title to the Mortgaged Premises is good and marketable, and there are no mechanics' liens, environmental liens or any encumbrances of title with respect to the Mortgaged Premises except for the Safeguard Technologies and Citicorp deeds of trust and a deed of trust held by Patrick J. Milmoe and Walter F. Witt for various individuals which is to be assigned to Lender or discharged at the time of the borrowing hereunder. Borrower shall maintain the Mortgaged Premises in good repair, free of encumbrances and liens (other than Permitted Liens) and shall observe all of the covenants of the Mortgage and any specifications thereof.

     6.3 Borrower will not, without Lender's prior written consent:

          (a) Other than in the ordinary course of Borrower's business, sell, lease, or otherwise dispose of, move, relocate, or transfer, whether by sale or otherwise, any of Borrower's assets;

          (b) Change Borrower's name, business structure, or identity or add any new fictitious name;

          (c) Acquire, merge or consolidate with or into any other business organization;

          (d) Enter into any transaction not in the usual course of Borrower's business;

          (e) Guarantee or otherwise become in any way liable with respect to the obligations of any third party, except by endorsement of instruments or items of payment for deposit to the general account of Borrower or which are transmitted or turned over to Lender, and except for guarantees in favor of Lender;

          (f) Make any change in Borrower's financial structure or in any of its business objectives, purposes, or operations which could materially adversely affect the ability of Borrower to repay the Obligations;

          (g) Incur any debts outside the ordinary course of Borrower's business other than the Subordinated Note in form and substance satisfactory to Lender and its counsel with the principal thereafter to be amortized over three (3) years, which Subordinated Note shall be subordinate to Borrower's obligations to Lender.

          (h) Make any advance or loan except in the ordinary course of business as presently conducted. Borrower may, however, lend or advance to any employee, officer or director an amount up to $10,000. Notwithstanding the foregoing, Borrower agrees that there shall not at any time during the Term of this agreement, or any renewal thereof, be outstanding any such loans or advances in excess of $50,000 in the aggregate;

          (i) Prepay any indebtedness owing to any third party, other than up to an aggregate of $10,000 annually to retire or reduce indebtedness with respect to Equipment leases shown on Exhibit C;

          (j) Pay total compensation, including salaries, withdrawals, fees, bonuses, commissions, drawing accounts and other payments, whether directly or indirectly, in money or otherwise, during any Fiscal Year to all of Borrower's executives, officers, and directors (and any relatives thereof) in an aggregate amount in excess of 115% of that which was received in the prior Fiscal Year by any such individual; provided, however, Borrower may make a $500,000 dividend payment to its shareholders on or after June 1, 1993 provided that at the time of making any such payment no Event of Default has occurred and is continuing and if (i) at the time of making such payment and after giving effect to such payment, Undrawn Availability shall be at least $500,000 and (ii) Borrower has provided Lender with its audited annual financial statement for Fiscal Year 1992 showing after tax net income of Borrower of at least $1,000,000.

          (k) Make any Capital Expenditures during any Fiscal Year in excess of
     (i) $200,000 plus (ii) the amount of its depreciation as reflected in Borrower's most recent annual financial statements delivered to Lender pursuant to Section 6.10 of this Agreement ("Depreciation"), provided, however, the aggregate amount of Capital Expenditures for the Fiscal Year ending December 31, 1992 may be less than or equal to $750,000;

          (l) Suspend or go out of business;

          (m) Enforce the indemnity obligations of CBA under Sections 1 and 2 of the Settlement Agreement by set-off against the Subordinated Note;

          (n) make any payments under the Subordinated Note unless each and every one of the following conditions have been satisfied:

               (i) No Event of Default shall have occurred and be continuing under the Agreement or any other document executed in connection therewith at the time of any payment under the Subordinated Note.

               (ii) Lender shall have received for the 1990 Fiscal Year audited financial statements of Borrower on a consolidating and consolidated basis including, but not limited to, a long-form balance sheet and the related statements of income, retained earnings and changes in cash flow as reported on without qualification by independent certified public accountants acceptable to Lender, all prepared in accordance with GAAP, which financial statements shall show net income of Borrower in excess of $1,000,000.

               (iii) Prior to each payment under the Subordinated Note, Lender shall have received the unaudited monthly financial statements of Borrower, for the month immediately ending forty-five (45) days prior to each such payment, on a consolidating and consolidated basis including, but not limited to, a long-form balance sheet and related statements of income, retained earnings and changes in cash flow.

               (iv) At the time of any payment under the Subordinated Note, "Undrawn Availability" shall be greater than the sum of (i) $250,000 plus (ii) the amount of any such payment. For the purposes of this Section, "Undrawn Availability" shall mean the amount available to be loaned to Quality under Section 2.1(a) of the Agreement minus the aggregate balance of loans or advances outstanding under Section 2.1(a) of the Agreement on such date.

               (v) At the time of any payment of principal under the Subordinated Note, and after giving effect thereto, such payment shall not be greater than an amount equal to (i) Borrower's net income before extraordinary items plus (ii) depreciation and other non-cash charges, minus the sum of (iii) all term debt amortization of Borrower to Lender or any other financial institution, and (iv) all capital expenditures of Borrower, and (v) all cash payments made by Borrower to CBA for the Stock, and (vi) the amount of any such cash principal payment under the Subordinated Note, and (vii) all payments or distributions on any shares of Borrower's common stock or preferred stock and (viii) any net losses sustained by Borrower, each as reflected on a cumulative basis in the financial statements delivered to Lender pursuant to Section 6.10 of the Agreement for the shorter of the following periods: (I) the immediately preceding twenty-four month period from the date of the most recent financial statements delivered to Lender pursuant to Section 6.10 of the Agreement or (II) that period beginning twelve months prior to the date of the most recent audited year end financial statements delivered to Lender pursuant to
          Section 6.10 of the Agreement and ending on the date of the most recent monthly financial statement delivered to Lender pursuant to
          Section 6.10 of the Agreement; provided, however, that Borrower's net earnings shall be included in the foregoing calculations only to the extent such net earnings are reflected on financial statements which have been (a) reviewed by independent certified public accountants satisfactory to Lender and are accompanied by a complete review report (without variations from GAAP) issued by such independent certified public accountants or (b) reported on without qualification by independent certified public accountants satisfactory to Lender;

          (o) Borrower shall not be permitted to pay MC a bonus for the Fiscal Year ending December 31, 1991 in an amount in excess of the lesser of (a) the sum of (i) five (5%) percent of net income of Borrower before taxes, as reflected on Borrower's year end financial statements delivered to Lender for the Fiscal Year ending December 31, 1991, on net income before taxes of $300,000 to $1,000,000 and (ii) ten (10%) percent on such net income above $1,000,000, and (b) $150,000.

     6.4 Borrower warrants, represents and covenants as follows:

          (a) The chief executive office and principal place of business of Borrower is at its address indicated in Section 1.3 hereinabove and Borrower covenants and agrees that it will not, during the term of this Agreement, without prior written notification to Lender, relocate its chief executive office or principal place of business.

          (b) Borrower is and at all times hereafter shall be a corporation duly organized and validly existing and in good standing under the laws of the state of its incorporation and is and at all times hereafter shall be qualified and licensed to do business, and in good standing, in each other state in which it conducts its business.

          (c) Borrower has the right and power and is duly authorized to enter into this Agreement.

          (d) The execution by Borrower of this Agreement does not constitute a breach of any provision contained in Borrower's Certificate or Articles of Incorporation or By-Laws, nor does it constitute an event of default under any agreement to which Borrower is now or hereafter becomes a party.

          (e) Borrower will not, without Lender's prior written consent, make any distribution or declare or pay any dividends (in cash or stock) on, or purchase, acquire, redeem or retire any of its capital stock, of any class, whether now or hereafter outstanding. In addition, Borrower will not, without Lender's prior written consent, make a distribution/transfer of any kind to Borrower's parent, Automotive Holdings, Inc. or to Automotive Investment, Inc.

          (f) Borrower is now, and shall at all times be, in compliance with each law, statute, regulation, ordinance, judgment, order, and decree (collectively called "laws") applicable to it, including, without limitation, securities laws, environmental laws, zoning laws, tax laws, patent and copyright laws, labor laws, pension benefit laws, health laws, business corporation laws and all other laws affecting the operation of the Borrowers business and its credit worthiness.

          (g) Borrower has no counterclaims, offsets or defenses with respect to any of its existing Obligations to Safeguard Technologies, Citicorp or to any other currently existing mortgagees of the Premises, and the liens of Safeguard Technologies are valid secured purchase first purchase money liens on the items of property secured by each lien, and Borrower has not created any liens or encumbrances on such property superior to the lien held by Safeguard Technologies.

     6.5 Borrower shall promptly notify Lender in writing of its acquisition by purchase, lease or otherwise of any after- acquired tangible property having cost to Borrower in excess of $50,000, with the exception of purchases of Inventory in the ordinary course of business. Borrower shall supply Lender on a monthly basis with a listing of all acquisitions as aforesaid.

     6.6 All assessments and taxes, whether real, personal or otherwise, due or payable by, or imposed, levied or assessed against, Borrower or Borrower's property have been paid, and shall hereafter be paid in full, before delinquency. Borrower shall make due and timely payment or deposit of all federal, state and local taxes, assessments or contributions required of it by law, and will execute and deliver to Lender, on demand, appropriate certificate attesting to the payment or deposit thereof. Borrower will make timely payment or deposit of all F.I.C.A. payments and withholding taxes required of it by applicable law, and will upon request, furnish Lender with proof satisfactory to it that Borrower has made such payments or deposits. If Borrower fails to pay any such assessment, tax, contribution, or make such deposit, or furnish the required proof, Lender may, in its sole and absolute discretion and without notice to Borrower, (i) make payment of the same or any part thereof, or (il) set up such reserves in Borrower's account as Lender deems necessary to satisfy the future liability therefor, or both. Lender may conclusively rely on the usual statements of the amount owing or other official statements issued by the appropriate governmental agency. Each amount paid or deposited by Lender shall constitute Expenses and an advance to Borrower. Nothing herein contained shall preclude Borrower from contesting, in good faith and by appropriate proceedings diligently pursued, the imposition of any assessments and taxes and to withhold payment of such contested amounts pending the resolution of such Proceedings.

     6.7 There are no actions or proceedings pending by or against Borrower before any court or administrative agency and Borrower has no knowledge of any pending, threatened or imminent litigation, governmental investigations or claims, complaints, actions or prosecutions involving Borrower, except for ongoing collection matters. If any of the foregoing arise during the term of this Agreement, Borrower shall immediately notify Lender in writing.

     6.8 Borrower, at its expense, shall keep and maintain all Inventory and Equipment insured against loss or damage by fire, theft, explosion, sprinklers and all other hazards and risks ordinarily insured against by other owners who use such kinds of properties in similar businesses for the full insurable value thereof. Borrower shall also keep and maintain business interruption insurance and public liability and property damage insurance relating to Borrower's ownership and use of the Inventory, Equipment and its other assets. All such policies of insurance shall be in such form, with such companies, and in such amounts as may be satisfactory to Lender. Borrower shall deliver to Lender certified copies of such policies of insurance and evidence of the payments of all premiums therefor. All such policies of insurance (except those of public liability and property damage) shall contain an endorsement in a form satisfactory to Lender showing Lender as a secured party and loss payee thereof, with a waiver of warranties, and all proceeds payable thereunder shall be payable to Lender and, upon receipt by Lender, shall be applied on account of the Obligations owing to Lender. To secure the payment of the Obligations, Borrower grants Lender a security interest in and to all such polices of insurance (except those of public liability and property damage) and the proceeds thereof, and Borrower shall direct all insurers under such polices of insurance to pay all proceeds thereof directly to Lender. Lender agrees that, if no Event of Default exists, then, in the case of an insurance claim of less than $10,000 from one loss or a related series of losses: Borrower may adjust and settle such claim after prior notice to Lender; and Lender will deliver the proceeds of such claim, when received, to Borrower for the purpose of replacing or restoring the property involved in such loss.

     Borrower hereby irrevocably appoints Lender (and any of Lender's officers, employees or agents designated by Lender) as Borrower's attorney for the purpose of making, settling or adjusting claims under such polices of insurance, endorsing the name of Borrower on any check, draft, instrument or other item of payment for the proceeds of such policies of insurance and for making all determinations and decisions with respect to such policies of insurance. Borrower will not cancel any of such policies without Lender's prior written consent. Each such insurer shall agree by endorsement upon the policy or policies of insurance issued by it to Borrower as required above, or by independent instruments furnished to Lender, that it will give Lender at least thirty (30) days written notice before any such policy or policies of insurance shall be altered or cancelled, and that no act or default of Borrower, or any other Person, shall affect the right of Lender to recover under such policy or policies of insurance required above or to pay any premium in whole or in part relating thereto. Lender, without waiving or releasing any Obligations or any Event of Default, may, but shall have no obligation to, obtain and maintain such policies of insurance and pay such Premiums and take any other action with respect to such policies which Lender deems advisable. All sums so disbursed by Lender, as well as reasonable attorneys' fees, court costs, expenses and other charges relating thereto, shall constitute Expenses and are payable on demand.

     6.9 All financial statements and information relating to Borrower which have been or may hereafter be delivered by Borrower to Lender are true and correct and have been prepared in accordance with GAAP and there has been no material present or potential adverse change in the financial condition of Borrower since the submission of such financial information to Lender.

     6.10 Borrower at all times hereafter shall maintain a standard and modern system of accounting in accordance with GAAP with ledger and account cards and/or computer tapes, discs, printouts, and records pertaining to the Collateral which contain information as may from time to time be requested by Lender. Borrower shall not modify or change its method of accounting or enter into, modify, or terminate any agreement presently existing, or at any time hereafter entered into with any third party accounting firm and/or service bureau for the preparation and/or storage of Borrower's accounting records without the prior written consent of Lender and without such accounting firm and/or service bureau agreeing to provide to Lender information regarding the Collateral and Borrower's financial condition. Borrower agrees to permit Lender and any of its employees, officers or agents, upon demand, during Borrower's usual business hours, or the usual business hours of third parties having control thereof, to have access to and examine all of Borrower's Books relating to the Collateral, the Obligations, Borrower's financial condition and the results of Borrower's operations, and, in connection therewith, to permit Lender or any of its agents, employees or officers to copy and make extracts therefrom.

     Borrower agrees to deliver to Lender within thirty (30) days after the end of each month, unaudited consolidated and consolidating balance sheets and profit and loss statements covering Borrower's results of operations for such period and financial condition as at the end thereof, and agrees to deliver to Lender within one hundred and twenty (120) days after the end of each Fiscal Year, an audited statement of the consolidated and consolidating financial condition and results of operations of Borrower for each such Fiscal Year as certified by independent certified public accountants acceptable to Lender, including, but not limited to, a long-form balance sheet and profit and loss statement, all prepared in accordance with GAAP, except, in the case of interim Financial Statements only, for year-end audit adjustments. The annual audited Financial Statements shall be accompanied by the accountants' management letter addressed to Borrower. Borrower agrees to deliver any other report reasonably requested by Lender relating to the Collateral and the financial condition of Borrower. All Financial Statements shall be accompanied by a certificate signed by the Chief Financial Officer or other financial officer of Borrower acceptable to Lender, to the effect that: all reports, statements, computer disc or tape files, printouts, runs, or other computer-prepared information of any kind or nature relating to the foregoing, and all documents delivered or caused to be delivered to Lender under this subsection, are complete, correct, and thoroughly present the financial condition of Borrower; and there exists on the date of delivery to Lender no condition or event which constitutes a breach or Event of Default under this Agreement.

     Borrower agrees to deliver to Lender, no sooner than ninety (90) days and no less than thirty (30) days prior to the beginning of each Fiscal Year, consolidated and consolidating projected balance sheets, statements of income and expense, and statements of cash flow for Borrower as at the end of and for each month of such Fiscal Year.

     6.11 Borrower shall promptly supply Lender with such other information concerning its affairs as Lender may request from time to time hereafter, and shall promptly notify Lender of any material adverse change in Borrower's financial condition and of any condition or event which constitutes a breach of, or an event which constitutes an Event of Default under, this Agreement.

     6.12 Borrower is now and shall be at all times hereafter solvent and able to pay its debts (including trade debts) as they mature.

     6.13 Borrower shall maintain at all times on a consolidated basis a Tangible Net Worth of not less than (a) $4,333,000 minus (b) payments made each quarter on the Subordinated Note minus (c) for Fiscal Year 1992 $1,050,000 in connection with payments made under the Purchase Documentation. The minimum Tangible Net Worth provided for herein shall be increased, effective as of the close of each fiscal quarter of Borrower beginning with the fiscal quarter ending March 31, 1992 by an amount equal to ninety percent (90%) of Borrower's net after tax profit (but not decreased for losses) for the fiscal period then ending.

     6.14 Borrower shall, maintain on a consolidated basis a Tangible Leverage of not more than (i) 3.0 to 1.0 at all times during Fiscal Year 1992, (ii) 2.75 to 1.0 at all times during Fiscal Year 1993 and (iii) 2.5 to 1.0 at all times subsequent to December 31, 1993.

     6.15 Borrower shall, maintain on a consolidated basis as at the end of each calendar month a Debt Service Coverage Ratio of not less than 1.25 to 1 which shall be calculated on a rolling twelve month basis.

     6.16 Borrower shall, maintain on a consolidated basis a Current Ratio of not less than 1.9 to 1 at all times subsequent to December 31, 1991.

     6.17 Borrower shall, at all times maintain on a consolidated basis an Interest Coverage Ratio of not less than 1.25 to 1, which shall be calculated on a rolling twelve month basis.

     6.18 Intentionally Deleted.

     6.19 Should Borrower incur any indebtedness (other than indebtedness incurred for purchases of equipment, supplies, raw materials, or other similar items incurred in the ordinary course of business) and after the date of this Agreement, same must be fully subordinated to that of the Lender. In addition, any such indebtedness (other than indebtedness incurred for purchases of equipment, supplies, raw materials, or other similar items incurred in the ordinary course of business) shall be evidenced by a subordination agreement or other evidence of subordination in form satisfactory to Lender and its counsel.

     6.20 Borrower shall immediately and without demand, reimburse Lender for all sums expended by Lender which constitute Expenses. Lender may immediately and without notice charge Borrower's account for Expenses and Borrower hereby authorizes and approves all advances and payments by Lender for items constituting Expenses.

     6.21 Borrower is not now nor has it ever been a participant in, nor does it now or in the past has it in any way provided or maintained any deferred compensation plan for the benefit of Borrower's employees nor is it now or in the past has it been a participant in a Pension Plan. Borrower does not have any withdrawal liability, including contingent withdrawal liability, to any Pension Plan; Borrower does not have any liability to the PBGC other than for required insurance premiums, which have been paid when due; no Pension Plan has an "accumulated funding deficiency", as defined in Section 302 of ERISA or in
Section 412 of the Internal Revenue Code; each Pension Plan is in substantial compliance with ERISA; and Borrower has not received any notice asserting that a Pension Plan is not in compliance with ERISA. Borrower shall cause each Pension Plan to be qualified within the meaning of Section 401(a) of the Internal Revenue Code and to be administered in all respects in compliance with ERISA and the Internal Revenue Code.

     6.22 Other than Vireco, Inc., Borrower has no Subsidiaries at the date hereof. Borrower will not create any additional Subsidiaries without Lender's prior written consent. Notwithstanding the foregoing, it is understood that US Automotive is a wholly owned subsidiary of Quality.

     6.23 The Borrower to the best of its knowledge represents, warrants and covenants that the Premises are and Borrower will use its best efforts to cause the Premises to remain in full compliance with any and all applicable laws, rules, regulations or orders of OSHA or the EPA. During the Term and any renewal thereof, should there be any costs associated with the removal of violations to, or cleanup of the Premises, then Lender shall establish a full reserve from those funds available to Borrower hereunder. Borrower must immediately notify Lender of any problems arising from non-compliance as aforesaid. Failure to promptly notify Lender of any material problem shall be deemed a material breach of this Agreement.

     6.24 Each warranty, representation and agreement contained in this Agreement shall be automatically deemed repeated with each advance and shall be conclusively presumed to have been relied on by Lender regardless of any investigation made or information possessed by Lender. The warranties, representations and agreements set forth herein shall be cumulative and in addition to any and all other warranties, representations and agreements which Borrower shall give, or cause to be given, to Lender, either now or hereafter.

     7. EVENTS OF DEFAULT

     Any one of the following shall constitute a default by the Borrower under this Agreement. Should there be no provision hereunder for a cure period, then such default shall be deemed to be an Event of Default by Borrower under this Agreement. If Borrower is permitted and allowed a period of time within which to cure the default, and if after such period having elapsed, the Borrower has failed to cure, then the default shall immediately be deemed to be an Event of Default hereunder. If there is a non-monetary default hereunder then the cure period shall commence to run upon service of a notice of such default by Lender.

     7.1 If Borrower fails to pay when due and payable or when declared due and payable, all or any portion of the Obligations owing to Lender (whether of principal, interest, reimbursement of Expenses, or otherwise). However, other than interest payments on the Term Loan, Borrower will be allowed a cure period of two (2) days;

     7.2 If Borrower fails or neglects to perform, keep or observe any term, provision, condition, covenant, agreement, warranty or representation contained in this Agreement or any of the Collateral Documents, or any other present or future agreement to which Borrower and Lender are party. Borrower shall have ten
(10) days to cure such default;

     7.3 if any representation, statement, report, or certificate made or delivered by Borrower or any of its officers, employees or agents, to Lender is intentionally untrue or incorrect in any material respect. Notwithstanding the foregoing, should any such action on behalf of Borrower be unintentional, then Borrower shall have ten (10) days to cure such default;

     7.4 If there is a material impairment of the prospect of repayment of all or any portion of the Obligations owing to Lender or a material impairment of the value of, or priority of Lender's security interests in and liens on, the Collateral, Borrower shall have two (2) days to cure such default;

     7.5 If all or any of Borrower's assets in excess of $25,000 in the aggregate in any single fiscal year are attached, seized, subjected to a writ or distress warrant, or are levied upon, or come into the possession of any Judicial Officer or Assignee. Borrower shall have thirty (30) days to cure such default;

     7.6 If an Insolvency Proceeding is commenced by Borrower;

     7.7 Only if Lender is immediately notified of an Insolvency Proceeding commenced against Borrower, then Borrower shall have thirty (30) days after commencement of said proceeding to cure such default;

     7.8 If Borrower is enjoined, restrained or in any way prevented by court order from continuing to conduct all or any material part of its business affairs. Borrower shall have ten (10) days to cure such default;

     7.9 If a notice of lien, levy or assessment is filed of record with respect to any or all of Borrower's assets by the United States Government, or any department, agency or instrumentality thereof, or by any state, county, municipal or other governmental agency, or if any taxes or debts owing at any time hereafter to any one or more of such entities becomes a lien, whether choate or otherwise, upon any or all of Borrower's assets and the same is not paid on the payment date thereof, unless such lien, levy or assessment is being contested by Borrower by appropriate proceedings diligently pursued and enforcement thereof has been stayed. Should Borrower fail to act as aforesaid, then under such circumstances Borrower shall have ten (10) days to cure such default;

     7.10 If any judgment(s) or other claim(s) (either individually or in the aggregate exceeding the sum of $50,000 in any single Fiscal Year) becomes a lien or encumbrance upon any or all of Borrower's assets. Borrower shall have thirty
(30) days to cure such default;

     7.11 If there is a default (in excess of $100,000) in any material agreement to which Borrower is a party with third parties beyond the period of grace provided therein, resulting in a right by such third parties to accelerate the maturity of Borrower's indebtedness. Borrower shall have ten (10) days to cure such default;

     7.12 If any material misrepresentation exists now or hereafter in any warranty or representation made to Lender by any officer of Borrower, or if any such warranty or representation is withdrawn by any officer. Notwithstanding the foregoing, should any such action on behalf of Borrower be unintentional, then Borrower shall have ten (10) days to cure such default;

     7.13 If there is a violation (with respect to the Premises) under EPA or OSHA and same is not cured within thirty (30) days after notification to Lender, any funds reserved by Lender (under Section 6.23) shall remain in place during the cure period;

     7.14 If an Event of Default under and as defined in the Term Note or the Capital Expenditure Note shall occur;

     7.15 If CBA or MC fails to resolve and settle any damages and costs (the "Liabilities") resulting from the liabilities of AIC assumed by Quality as a result of the Mergers (as defined in the Settlement Agreement) within sixty (60) days of Quality's incurrence of any such Liabilities;

     7.16 If a default occurs under the Subordinated Note which default is not cured or waived within any applicable grace period and for which the holder of the Subordinated Note is permitted to take action pursuant to the terms thereof;

     7.17 If Borrower fails to enter into an amendment to the Agreement, in form and substance satisfactory to Lender and its counsel, amending the existing financial covenants contained in Sections 6.13, 6.14, 6.15, 6.16, 6.17 and 6.18 of the Agreement.

     8. LENDER'S RIGHTS AND REMEDIES

     8.1 Upon the occurrence of any Event of Default by Borrower under this

Agreement, Lender may, at its election, without notice of its election to and without demand upon Borrower, do any one or more of the following, all of which are authorized by Borrower:

          (a) Declare all Obligations, whether evidenced by this Agreement or otherwise, immediately due and payable;

          (b) Cease advancing money or extending credit to or for the benefit of Borrower under this Agreement, or any other agreement to which Borrower and Lender are party;

          (c) Terminate this Agreement as to any future liability or obligation of Lender, but without affecting Lender's rights, security interests, and liens in, on and to the Collateral and without affecting the Obligations owing by Borrower to Lender;

          (d) Make such payments and do such acts as Lender considers necessary or reasonable to protect its security interest in the Collateral. Borrower agrees to assemble the Collateral if Lender so requires, and to make the Collateral available to Lender as Lender may designate. Borrower authorizes Lender to enter the premises where the Collateral is located, take and maintain possession of the Collateral, or any part of it, and to pay, purchase, contest or compromise any encumbrance, charge or lien which in the opinion of Lender appears to be prior or superior to its security interests and liens and to pay all expenses incurred in connection therewith;

          (e) To the extent, if any, that the same do not constitute Collateral, Lender is hereby granted a license or other right to use, without charge, all of Borrower's labels, patents, copyrights, rights of use of any name, trade secrets, trade names, trademarks and advertising matter, or any property of a similar nature, as it pertains to the Collateral, in completing production of, advertising for sale and selling any Collateral, and Borrower's rights under all licenses and all franchise agreements shall inure to Lender's benefit;

          (f) Ship, reclaim, recover, store, finish, maintain, repair, prepare for sale, advertise for sale and sell (in the manner provided for herein) the Collateral;

          (g) ell the Collateral at either public or private sales, or both, by way of one or more contracts or transactions, for cash or on terms, in such manner and at such places (including the Premises) as is commercially reasonable in the opinion of Lender. It is not necessary that the Collateral be present at any such sale;

          (h) Lender shall give notice of the disposition of the Collateral as follows:

               (i) Lender shall give Borrower and each holder of a security interest in the Collateral who has filed with Lender a written request for notice, a notice in writing of the time and place of public sale, or, if the sale is a private sale or some other disposition other than a public sale is to be made of the Collateral, the time on or after which the private sale or other disposition is to be made;

               (ii) The notice shall be personally delivered or mailed, postage prepaid, to Borrower as provided in Section 11 of this Agreement, at least five (5) calendar days before the date fixed for the sale, or at least five (5) calendar days before the date on or after which the private sale or other disposition is be made, unless the Collateral is perishable or threatens to decline speedily in value. Notice to Persons other than Borrower claiming an interest in the Collateral shall be sent to such addresses as they have furnished to Lender;

               (iii) If the sale is to be a public sale, Lender shall also give notice of the time and place by publishing a notice one time at least five (5) calendar days before the date of the sale in a newspaper of general circulation in the county in which the sale is to be held;

          (i) Lender may bid (by credit bidding, bidding or bidding in any way permitted by applicable law) and purchase at any public sale;

          (j) Borrower shall pay all Expenses incurred in connection with Lender's enforcement and exercise of any of its rights and remedies as herein provided, whether or not suit is commenced by Lender; and

          (k) Any deficiency which exists after disposition of the Collateral as provided above will be paid immediately by Borrower. Any excess will be returned, without interest and subject to the rights of third parties, to Borrower by Lender.

     8.2 Lender's rights and remedies under this Agreement and all other agreements shall be cumulative. Lender shall have all other rights and remedies not inconsistent herewith as provided under the Code, by law, or in equity. No exercise by Lender of one right or remedy shall be deemed an election, and no waiver by Lender of any default on Borrower's part shall be deemed a continuing waiver. No delay by Lender shall constitute a waiver, election or acquiescence by it.

     9. EXPENSES REGARDING THE COLLATERAL

     If Borrower fails to pay promptly when due to any other Person or entity, monies which Borrower is required to pay by reason of any provision in this Agreement, Lender may, but need not, pay the same and charge Borrower's account therefor, and Borrower shall promptly reimburse Lender. All such sums shall become additional Obligations owing to Lender, shall bear interest at the Rate hereinabove provided, and shall be secured by the Collateral. Any payments made by Lender shall not constitute: (a) an agreement by Lender to make similar payments in the future, or (b) a waiver by Lender of any Event of Default under this Agreement. Lender need not inquire as to, or contest the validity of, any such expense, tax, security interest, encumbrance or lien and the receipt of the usual official notice for the payment thereof shall be conclusive evidence that the same was validly due and owing.

     10. WAIVERS

     10.1 Borrower waives the right to direct the application of any and all payments at any time or times hereafter received by Lender on account of any Obligations owed by Borrower to Lender and Borrower agrees that Lender shall have the continuing exclusive right to apply and reapply such payments in any manner as Lender may deem advisable, notwithstanding any entry by Lender upon its books.

     10.2 Borrower waives demand, protest, notice of protest, notice of default or dishonor, notice of payment and nonpayment, notice of any default, nonpayment at maturity, release, compromise, settlement, extension or renewal of any or all Collateral or guarantees at any time held by Lender on which Borrower may in any way be liable.

     10.3 Lender shall not in any way or manner be liable or responsible for:
(a) the safekeeping of the Collateral; (b) any loss or damage thereto occurring or arising in any manner or fashion from any cause; (c) any diminution in the value thereof; or (d) any act or default of any carrier, warehouseman, bailee, forwarding agency or other Person whomsoever. All risk of loss, damage or destruction of the Collateral shall be borne by Borrower.

     10.4 Borrower waives the right of and the right to assert a confidential relationship, if any, it may have with any accounting firm and/or service bureau in connection with any information reasonably requested by Lender pursuant to or in accordance with this Agreement, and agrees that Lender after reasonable notice to Borrower, may contact directly any such accounting firm and/or service bureau in order to obtain such information.

     10.5 EACH OF LENDER AND BORROWER HEREBY WAIVES TRIAL BY JURY IN ANY LITIGATION IN ANY COURT WITH RESPECT TO, IN CONNECTION WITH, OR ARISING OUT OF, THIS AGREEMENT, THE OTHER COLLATERAL DOCUMENTS, THE OBLIGATIONS OR THE COLLATERAL, OR ANY INSTRUMENT OR DOCUMENT, DELIVERED PURSUANT HERETO OR THERETO, OR ANY OTHER CLAIM OR DISPUTE, HOWSOEVER ARISING, BETWEEN BORROWER AND LENDER. THIS WAIVER IS INFORMED AND FREELY MADE.

     11. NOTICES

     Unless otherwise provided in this Agreement, all notices or demands by any party relating to this Agreement shall be in writing and sent by personal delivery against receipt therefor or by certified mail, return receipt requested to the following addresses, or to such other addresses as Borrower or Lender may from time to time specify to the other in writing:

             if to the Borrower:       QUALITY AUTOMOTIVE COMPANY
                                               US AUTOMOTIVE MANUFACTURING, INC.
                                                Airport Road
                                                Tappahannock, VA 22560
                                                Attn: Martin Chevalier

             with a copy to:           THE ASHTON GROUP
                                                Suite 145 Plaza
                                                1025 Thomas Jefferson Street, NW
                                                Washington, DC 20007
                                                Attn: Calvin Andringa, Esq.

             and:                               RAMKO VENTURE MANAGEMENT
                                                200 Madison Avenue, 2d Floor
                                                New York, New York 10016
                                                Attn:  John Kohut
             and                                ELLIOTT, VANASKIE & RILEY
                                                1225 I Street, N.W.
                                                Suite 400
                                                Washington, D.C.  20005
                                                Attn:  Michael Paige, Esq.

             if to the Lender:         STANCHART BUSINESS CREDIT, INC.
                                                477 Madison Avenue
                                                New York, New York 10022
                                                Attn:

             with a copy to:           HAHN & HESSEN
                                                350 Fifth Avenue
                                                New York, New York 10118
                                                Attn: Daniel J. Krauss, Esq.

     12. DESTRUCTION OF BORROWER'S DOCUMENTS

     Any documents, schedules, invoices or other papers delivered to Lender, may be destroyed or otherwise disposed of by Lender six (6) months after they are delivered to or received by Lender, unless Borrower requests, in writing, the return of such documents, schedules, invoices or other papers and makes arrangements, at Borrower's expense, for their return.

     13. CHOICE OF LAW AND VENUE

     This Agreement and the Collateral Documents (except to the extent, if any, otherwise provided therein) shall be governed by, construed, applied and enforced in accordance with the laws of the State of New York, including, without limitation, the Code, except that no doctrine of choice of law shall be used to apply any law other than that of New York, and no defense, counterclaim or right of set-off given or allowed by the laws of any other state or jurisdiction, or arising out of the enactment, modification or repeal of any law, regulation, ordinance or decree of any foreign jurisdiction, shall be interposed in any action hereon. Borrower agrees that, in addition to any other courts that may have jurisdiction under applicable laws or rules, any action or proceeding to enforce or arising out of this Agreement or any of the Collateral Documents may be commenced in the Supreme Court of the State of New York for New York County, or in the United States District Court for the Southern District of New York. Borrower consents and submits in advance to such jurisdiction, agrees that venue will be proper in such courts on any such matter, and waives any right to assert the doctrine of forum non conveniens or to object to such venue. Borrower hereby waives personal service of process and agrees that a summons and complaint commencing an action or proceeding in any such court shall be properly served and shall confer personal jurisdiction if served by registered or certified mail to the Borrower, or as otherwise provided by the laws of the State of New York or the United States. Should Borrower fail to appear or answer any summons, complaint, process or papers so served within thirty (30) days after the mailing or other service thereof, it shall be deemed in default and an order or judgment may be entered against it as demanded or prayed for in such summons, complaint, process or papers. The choice of forum set forth in this section shall not be deemed to preclude the enforcement of any judgment obtained in such forum, or the taking of any action under this Agreement to enforce the same in any appropriate jurisdiction.

     14. BORROWING AGENCY PROVISIONS.

     14.1 Appointment (a) Each Borrower hereby irrevocably designates Borrowing Agent as its attorney and agent to borrow, sign and endorse notes, and execute and deliver all instruments, documents, writings and further assurances now or hereafter required hereunder, on behalf of each Borrower, and does hereby authorize Lender to pay over or credit all loan proceeds hereunder in accordance with the advance request made by Borrowing Agent.

     (b) It is understood and agreed by each Borrower that the handling of this credit facility in the manner set forth in this Agreement is solely as an accommodation to Borrower and at their request, and that Lender shall incur no liability to either Borrower as a result thereof. To induce Lender to do so and in consideration thereof, each Borrower hereby agrees to indemnify Lender and to hold Lender harmless from and against any and all liabilities, expenses, losses, damages and claims of damage or injury asserted against Lender by any Person arising from or incurred by reason of Lender's handling of the financing arrangements of the Borrower with respect to this Section 14.1, reliance by Lender on any request or instruction from Borrowing Agent or any other action taken by Lender with respect to this Section 14.1 except due to the gross (not mere) negligence or willful misconduct by Lender.

     (c) Each Borrower represents and warrants to Lender that (i) each Borrower has one or more common shareholders, directors and officers, (ii) the businesses and corporate activities of the other Borrower are closely related to, and substantially benefit, the business and corporate activities of such Borrower,
(iii) the financial and other operations of the Borrowers are performed on a combined basis as if the Borrowers constituted a consolidated corporate group,
(iv) such Borrower has received substantial economic benefit from entering into this Agreement and shall receive substantial economic benefit from the application of all loans hereunder, in each case whether or not such amount is used directly by such Borrower, and (v) all borrowings hereunder by the Borrowing Agent are for the exclusive and indivisible benefit of all Borrowers as though, for purposes of this Agreement, the Term Note and the Capital Expenditure Note the Borrowers constituted a single entity.

     14.2 Joint and Several Obligations. Each Borrower further agrees that all Obligations shall be joint and several, and that each Borrower shall make payment upon any of the Obligations upon their maturity by acceleration or otherwise, and that such obligation and liability on the part of each Borrower shall in no way be affected by any extensions, renewals and forbearances granted by Lender to any Borrower, failure of Lender to give any Borrower notice of borrowing or any other notice, any failure of Lender to pursue or preserve its rights against the other Borrowers, and that such agreement by each Borrower to pay upon any notice issued pursuant hereto is unconditional and unaffected by prior recourse by Lender to the other Borrowers for such Borrowers' Obligations or the lack thereof.

     15. GENERAL PROVISIONS

     15.1 This Agreement shall be binding and deemed effective when executed by Borrower and accepted and executed by Lender.

     15.2 This Agreement shall bind and inure to the benefit of the respective successors and assigns of each of the parties; provided, however, neither Borrower or Lender may assign its interest in this Agreement or any rights hereunder without the prior written consent of the other, and any prohibited assignment shall be absolutely void. No consent to an assignment by Lender shall release Borrower from its Obligations to Lender.

     15.3 Paragraph headings and paragraph numbers have been set forth herein for convenience only. Unless the contrary is compelled by the context, everything contained in each Paragraph applies equally to this entire Agreement.

     15.4 Neither this Agreement nor any uncertainty or ambiguity herein shall be construed or resolved against Lender or Borrower, whether under any rule of construction or otherwise. On the contrary, this Agreement has been reviewed by all parties and shall be construed and interpreted according to the ordinary meaning of the words used so as to fairly accomplish the purposes and intentions of the parties hereto.

     15.5 Each provision of this Agreement shall be severable from every other provision of this Agreement for the purpose of determining the legal enforceability of any specific provision.

     15.6 The parties intend and agree that their respective rights, duties, powers, liabilities, obligations and discretions shall be performed, carried out, discharged and exercised reasonably and in good faith.

     15.7 All agreements, representations and warranties contained in this Agreement or made in writing by or on behalf of Borrower in connection with the transactions contemplated hereby shall survive the execution and delivery of this Agreement, notwithstanding any investigation at any time made by Lender.

     15.8 The Obligations shall be absolute and unconditional and shall remain in full force and effect without regard to, and shall not be released, discharged or in any way affected by: (i) any exercise or non-exercise of any right, remedy, power or privilege under or in respect of such agreements and instruments or applicable law, including, without limitation, any failure by Lender to set off or release in whole or in part any balance of any funds or credit in favor of Borrower, or any waiver, consent, extension, indulgence or other action or inaction in respect of any thereof; (ii) any bankruptcy, insolvency, reorganization, arrangement, readjustment, composition, liquidation or similar proceeding of, or affecting, Borrower; (iii) any termination of this Agreement, whether or not pursuant to Section 3.2 hereof; or (iv) any other act or thing which may or might in any manner or to any extent operate as a discharge of Borrower as a matter of law.

     15.9 Whenever any payment to be made hereunder shall fall due on a day other than a business day, such payment may be made on the next succeeding business day, and such extension of time shall be included in computing the interest due in connection with such payment.

     15.10 This Agreement is intended by Borrower and Lender to be the final, complete and exclusive expression of the agreement between them. No modification, rescission, waiver, release or amendment of any provision of this Agreement shall be made, except by a written agreement signed by Borrower and a duly authorized officer of Lender.

     15.11 This Agreement may be executed in any number of counterparts, and by Lender and Borrower in separate counterparts, each of which shall be an original, but all of which shall together constitute one and the same agreement.

     15.12 If after receipt of any payment of, or proceeds of Collateral applied to the payment of, all or any part of the Obligations, Lender is for any reason compelled to surrender such payment or proceeds, to any Person by order of a court of competent jurisdiction or in a bankruptcy or insolvency proceeding, because such payment or proceeds is determined to be void or voidable as a preference, impermissible set off, or a diversion of trust funds, or based on any claim of breach of contract, breach of warranty, illegality, invalidity, or fraud, or for any other reason, then this Agreement and the Obligations intended to be paid by such surrendered payment or proceeds shall be reinstated, if necessary, and shall continue in full force and Borrower shall be liable to, and does hereby indemnify Lender and hold Lender harmless for, the amount of such payment or proceeds surrendered. The provisions of this Section 15.12 shall be and remain effective notwithstanding any contrary action which may have been taken by Lender in reliance upon such payment or proceeds, and any such contrary action so taken shall be without prejudice to Lender's rights under this Agreement and shall be deemed to have been conditioned upon such payment or proceeds having become final and irrevocable. The provisions of this Section
15.12 shall survive the termination of this Agreement.

     IN WITNESS WHEREOF, Borrower has executed and delivered this Agreement.

                                                  QUALITY AUTOMOTIVE COMPANY,
                                                    a Delaware corporation


                                                  By:/S/ MARTIN CHEVALIER
                                                     --------------------
                                                     Title:  President


                                                  US AUTOMOTIVE MANUFACTURING,
                                                    INC.,
                                                    a Delaware corporation


                                                  By:/S/ MARTIN CHEVALIER
                                                     --------------------
                                                     Title: President

     Accepted and effective as of this 30st day of December, 1992, at Lender's place of business in New York, New York.


                                                   STANCHART BUSINESS CREDIT,
                                                     INC.,
                                                     a Delaware corporation


                                                   By:/S/ SAM PILCER
                                                      ---------------
                                                      Title: V.P.

                              CONSENT OF GUARANTORS


     The undersigned as guarantors of the obligations of Quality Automotive Company and US Automotive Manufacturing, Inc. to StanChart Business Credit, Inc. hereby consent to the foregoing Amended and Restated Revolving Credit, Term Loan and Security Agreement and acknowledge that their guaranty agreement dated March 28, 1990 remains in full force and effect.


                                          US AUTOMOTIVE MANUFACTURING, INC.


                                          By:/S/ MARTIN CHEVALIER
                                             --------------------
                                          Its: President

                                          QUALITY AUTOMOTIVE COMPANY


                                          By:/S/ MARTIN CHEVALIER
                                             --------------------
                                          Its: President


                              CONSENT OF GUARANTOR

     The undersigned as a guarantor of the obligations of Quality Automotive Company and US Automotive Manufacturing, Inc. to StanChart Business Credit, Inc. hereby consents to the foregoing Amended and Restated Revolving Credit, Term Loan and Security Agreement and acknowledges that his guaranty agreement dated June 14, 1991 remains in full force and effect.



                                             /S/ MARTIN CHEVALIER
                                             --------------------
                                                MARTIN CHEVALIER

                                   EXHIBIT A-l

                                  Restated Note

                                   EXHIBIT A-2

                            Capital Expenditure Note

                                    EXHIBIT B



Year Two:

     a) Upon receipt of unqualified and certified FYE statement showing net earnings not less than $750,000

     b) Net availability of not less than $2,000,000 per SCBC records as of 12/31/90

     c)   No defaults hereunder in existence

Year Three:

     a) Upon receipt of unqualified and certified FYE statement showing net earnings not less than $800,000

     b) Net availability of not less than $2,200,000 per SCBC records as of 12/31/90

     c)   No defaults hereunder in existence

                                    EXHIBIT C


The following items are leased by Quality Automotive Company:

     1)   Telephone - Charter Leasing

     2)   IBM System 36

     3)   Copier - Pitney Bowes

     4)   10 Trailers - Ryder Truck Rental

     5)   5 Tractors - Ryder Truck Rental